EXHIBIT 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby authorizes and appoints Humbert de Wendel, Treasurer of TOTAL S.A., as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without any other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 (including under any other appropriate Form) of TOTAL S.A., a French société anonyme, and any or all amendments (including post-effective amendments) thereto, relating to the registration under the U.S. Securities Act of 1933, as amended, of common shares, nominal value 2.50 euros each, of TOTAL S.A. that may be issued pursuant to the Total Holdings USA, Inc. 2015 Employee Shareholder Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, or any state regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection with the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the date noted below.

Date: October 23, 2014	By:	/s/ PATRICK POUYANNE
	Name:	Patrick Pouyanné
	Title:	Chief Executive Officer

[Signature page of Form S-8 Power of Attorney]